Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form S-3 (File No. 333-225073) and on Form S-8 (File Nos. 333-193207 and 333-232231) of The One Group Hospitality, Inc. of our report dated March 22, 2018 (except for Note 1, Reclassifications, as to which the date is April 16, 2019) on the consolidated financial statements of Kona Grill, Inc. for the year ended December 31, 2017 included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Phoenix, Arizona

December 19, 2019